EXHIBIT 10.33

LICENSE AGREEMENT

AGREEMENT dated as of                      (the “Effective Date”) by and among JEFFERIES FINANCIAL PRODUCTS, LLC (“Jefferies” or “Licensor’), a Delaware limited liability company having an office at One Station Place, 3N, Stamford, CT 06902, The Frontier Fund (the “Fund”), a statutory trust formed under the laws of Delaware, and Equinox Fund Management, LLC, a Delaware limited liability company with its principal office at 1660 Lincoln Street, Suite 100, Denver, CO 80264 (the “Managing Owner”) (the Fund and the Managing Owner collectively “Licensee”).

WHEREAS, Licensor, together with affiliates or agents, as applicable, compiles, calculates, maintains and owns rights in and to the Jefferies Commodity Performance Index, and to the proprietary data contained therein (individually and collectively referred to as the “JCPI”); and

WHEREAS, Licensee wishes to use the JCPI as the basis of the product(s) described in Exhibit A hereto (the “Product(s)”); and

WHEREAS, Licensee wishes to use Jefferies’ name and the JCPI names (together the “Marks”) in connection with the issuance, marketing and/or promotion of the Product(s) under applicable law, rules and regulations in order to indicate that Licensor is the source of the JCPI; and

WHEREAS, Licensor wishes to license to Licensee the use of the JCPI and the Marks in connection with the Product(s) all in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant and Scope of License.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee a non-transferable, worldwide limited license, with no right to sublicense, (i) to reproduce, distribute and display publicly the JCPI, or any sub-index thereof, as a component of the Product(s) described in Exhibits A to be issued, written and/or sold by Licensee and (ii) to use and refer to the Marks in connection with the marketing and promotion of such Product(s) and in connection with making such disclosure about the Product(s) as Licensee deems necessary or desirable under any applicable law, rules or regulations, but, in each case, only to the extent necessary to indicate the source of the JCPI and subject to Section 4. The license granted by the preceding sentence is exclusive for U.S. sales of the Products described in Exhibit A for the time period specified in Section 1(b) below, but is otherwise non-exclusive. It is expressly agreed and understood by Licensee that no rights to use the JCPI or the Marks are granted hereunder other than those specifically described and expressly granted herein.

(b) The exclusivity granted in Section 1(a) of this Agreement will remain in effect for one (1) year from the Effective Date (the “First Exclusivity Period”); provided that such exclusivity shall remain in effect (a) for up to an additional six (6) months (the “Second Exclusivity Period”) following the expiration of the First Exclusivity Period for so long as the combined net asset value of The Frontier Fund Long Only Commodity Series-1 and The Frontier Fund Long Only Commodity Series-2 equals or exceeds $100 million at each calendar quarter end during such Second Exclusivity Period (the “$100 Million Asset Target”), and (b) for an additional six (6) months (the “Third Exclusivity Period”) following the expiration of the Second Exclusivity Period for so long as the combined net asset value of The Frontier Fund Long Only Commodity Series-1 and The Frontier Fund Long Only Commodity Series-2 equals or exceeds $150 million at each calendar quarter end during such Third Exclusivity Period (the “$150 Million Asset Target”). Immediately upon any failure by Licensee to meet the $100 Million Asset Target during the Second Exclusivity Period, or to meet the $150 Million Asset Target during the Third Exclusivity Period, Licensee’s rights pursuant to Section 1(a) of this Agreement shall cease being exclusive, and Licensor, itself or through any licensee, may exercise such rights concurrently with Licensee’s exercise of such rights.

(c) Licensee shall deliver to Licensor, within ten business days after each calendar month during the Term, a written report detailing, in respect of the closing date of such month, a list of each series of Product described in Exhibit A and the net asset value of such series.

2. Term and Termination.

(a) This Agreement shall commence on the Effective Date and shall continue in effect for three (3) years (“Initial Term”), after which it shall automatically renew for successive one-year periods (each a “Renewal Term,” collectively with the Initial Term the “Term”) unless and until (i) Licensor or Licensee terminates this Agreement at the expiration of the Initial Term or any Renewal Term by giving at least ninety (90) days’ prior written notice to the other party, or (ii) terminated as set forth below;

(b) Licensor shall have the right to immediately terminate this Agreement in the event of any breach or threatened breach of this Agreement by Licensee if: (a) the breach or threatened breach has remained uncured for thirty (3) days following Licensee’s receipt of Licensor’s written notice of such claim, or (b) the breach or threatened breach is not susceptible to cure; and

(c) Licensor shall have the right to terminate this Agreement if Licensor determines in its sole discretion to suspend offering the JCPI to licensees in general.

3. License Fees.

(a) Licensee shall have the right to utilize the JCPI in connection with the Product(s) listed in Exhibit A without charge as an accommodation to Licensee.

(b) Licensee shall be responsible for all costs associated with the receipt of the JCPI.

4. Informational Materials Review.

(a) Licensee shall use its best efforts to protect the goodwill and reputation of the JCPI and of the Marks in connection with its use of the Marks under this Agreement. For the avoidance of doubt, Licensee is not responsible for sending cease and desist letters and/or filing suits to enforce the Marks; however, Licensee is responsible for notifying Licensors promptly if Licensee becomes aware of any infringement or threatened infringement.

(b) Licensee shall submit to Licensor for review and approval all prospectuses, registration statements, advertisements, brochures and promotional and any other similar informational materials (including documents required to be filed with governmental or regulatory agencies) relating to the Product(s) and that in any way use or refer to Licensor or the JCPI (the “Informational Materials”). Licensor’s approval shall be required with respect to the use of and description of Licensor, and Licensor’s approval shall be required with respect to the use of and description of the JCPI. Approval by Licensor hereunder shall not be unreasonably withheld or delayed. Once Informational Materials have been approved by Licensor, subsequent Informational Materials that do not alter the use or description of Licensor and the JCPI need not be submitted for review and approval by Licensor.

5. Proprietary Rights.

(a) Licensee acknowledges that the JCPI is selected, coordinated, arranged and prepared by Licensor through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Licensor. Licensee also acknowledges that, as between Licensee and Licensor, the Marks are the exclusive property of Jefferies and/or its respective subsidiaries or affiliates, that such parties have and retain all proprietary rights therein (including, but not limited to, trademarks and copyrights) and that the JCPI and its compilation and composition and changes therein are in the control and sole discretion of Licensor.

(b) Licensor reserves all rights with respect to the JCPI and the Marks except those expressly licensed to Licensee hereunder.

(c) The following notice will appear at the foot of any list or table which reproduces in whole or substantial part the JCPI: “Copyright 200[ ]. Jefferies Financial Products, LLC or its affiliates. Used with permission.”

6. Warranties; Disclaimers; Indemnification.

(a) Licensor represents and warrants to Licensee that as of the date hereof Licensor or its affiliates owns all right, title and interest in, or, to the extent not owned, have all necessary rights to use, the Marks and to grant the license hereunder.

(b) Licensee agrees expressly to be bound itself by and furthermore to include all of the following disclaimers and limitations in its Informational Materials and any contract(s) relating to the Product(s) and upon request to furnish a copy (copies) thereof to Licensor:

“THE PRODUCT(S) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY JEFFERIES FINANCIAL PRODUCTS, LLC (“JEFFERIES”) OR ANY OF ITS SUBSIDIARIES OR AFFILIATES (COLLECTIVELY THE “LICENSOR”). LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE PRODUCT(S) OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE PRODUCT(S) PARTICULARLY OR THE ABILITY OF THE JCPI TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. LICENSOR’S ONLY RELATIONSHIP TO [LICENSEE NAME] (“LICENSEE”) IS THE LICENSING OF THE JCPI, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY LICENSOR WITHOUT REGARD TO THE LICENSEE OR THE PRODUCT(S). LICENSOR HAS NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF THE PRODUCT(S) INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE JCPI. LICENSOR IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE

DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PRODUCT(S) TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE PRODUCT(S) IS TO BE CONVERTED INTO CASH. LICENSOR HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE PRODUCT(S).

LICENSOR AND ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE JCPI. IT IS POSSIBLE THAT LICENSOR’S TRADING ACTIVITY WILL AFFECT THE VALUE OF THE JCPI. LICENSOR MAY OPERATE AND MARKET OTHER INDICES THAT MAY COMPETE WITH THE JCPI.

LICENSOR DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE JCPI OR ANY DATA INCLUDED THEREIN. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE JCPI OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE JCPI OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

Any changes in the foregoing disclaimers and limitations must be approved in advance in writing by an authorized officer of Jefferies.

(c) Licensee represents and warrants to Licensor, and Licensor represents and warrants to Licensee, that it has the authority to enter into this Agreement according to its terms.

(d) Licensee represents and warrants to Licensor that the Product(s) shall at all times comply with the relevant description in Exhibit A and shall not violate any of the restrictions set forth therein.

(e) Licensee represents and warrants to Licensor that the Product(s) shall not violate any applicable law, including but not limited to banking, commodities and securities laws.

(f) LICENSOR, ITS AFFILIATES, EMPLOYEES AND AGENTS, SHALL HAVE NO LIABILITY, CONTINGENT OR OTHERWISE, TO LICENSEE OR TO THIRD PARTIES, FOR THE ACCURACY, COMPLETENESS OR CURRENCY OF THE JCPI OR FOR DELAYS OR OMISSIONS THEREIN, OR FOR INTERRUPTIONS IN THE DELIVERY OF THE JCPI. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) WHICH MAY BE INCURRED OR EXPERIENCED ON ACCOUNT OF LICENSEE ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT DIMINISHING THE DISCLAIMERS AND LIMITATIONS SET FORTH IN THIS SECTION 6, IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF LICENSOR TO LICENSEE UNDER THIS AGREEMENT EXCEED THE LICENSE FEES ACTUALLY PAID TO LICENSOR HEREUNDER FOR THE FULL CALENDAR YEAR IMMEDIATELY PRECEDING THE FINDING OF SUCH LIABILITY.

(g) Licensee’s obligations under this Agreement shall be joint and several obligations of the Fund and the Managing Owner. Licensee shall indemnify, protect, and hold harmless Licensor, its affiliates, employees and agents from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs (including reasonable attorneys’ fees and disbursements) resulting from or arising out of failure to fulfill its obligations under this Agreement, the use by Licensee of the JCPI, the Product(s) or otherwise arising out of this Agreement.

7. Confidentiality. Licensee acknowledges that it or its employees may in the course of performing their responsibilities under this Agreement, be exposed to or acquire information which is proprietary to or confidential to Licensor or its affiliates or clients or to third parties to whom Licensor owes a duty of confidentiality. Any and all non-public information of any form obtained by Licensee or its employees, including without limitation information related to the calculation of the JCPI, shall be deemed to be confidential and proprietary information. Licensee agrees (a) to hold such information in confidence and not to use or disclose such information for any purpose whatsoever other than as contemplated by this Agreement, (b) to ensure that its employees and agents gain access to such information only if they owe a duty of confidentiality to Licensee, only as necessary to effectuate or perform under this Agreement, and only after Licensee has informed each of such employees or agents who may be exposed to such proprietary and confidential information of their obligations hereunder. Licensee will promptly notify Licensor of any unauthorized release or use of such information.

8. No Promotion. Except as specifically provided herein, Licensee agrees that it will not, without the prior written consent of Licensor in each instance, (i) use in advertising, publicity, or otherwise the name of Licensor, or any affiliate of Licensor, or any employee of Licensor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Licensor or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by Licensee has been approved or endorsed by Licensor.

9. Force Majeure. No party shall be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the services resulting directly or indirectly from any cause beyond such party’s reasonable control.

10. General.

(a) Licensee acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other oral, written or other communications between them concerning this subject matter. This Agreement shall not be modified in any way except by a writing signed by all parties.

(b) This Agreement may not be assigned by Licensee without the prior written consent of Licensor. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(c) If any provision of the Agreement (or any portion thereof) shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

(d) All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand, by registered or certified mail, return receipt requested, by overnight delivery service, or by facsimile transmission to the address set forth below or such address as a party shall specify by a written notice to the other party and (iii) deemed given upon receipt.

Notice to Licensee:	Equinox Fund Management, LLC
1660 Lincoln Street, Suite 100
Denver, CO 80264
ATTN: [FILL IN]
FAX: [FILL IN]

Notice to Licensor:	Jefferies Financial Products, LLC
The Metro Center
One Station Place, 3N
Stamford, CT 06902
Attn: General Counsel
FAX: 203-708-6529

(e) The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

(f) Licensee acknowledges that a breach of any provision of Section 7 of this Agreement will cause Licensor irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights and remedies which may be available to Licensor at law or in equity. Licensee consents to jurisdiction in the courts of New York for enforcement of this provision.

(g) This Agreement and all matters relating to or arising under this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of law, and any litigation arising out of or connected in any way with this Agreement shall take place in a State or Federal court of competent jurisdiction in New York County, State of New York.

(h) The following sections shall survive termination of this Agreement: 5, 6, 7, 8 and 10.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

JEFFERIES FINANCIAL PRODUCTS, LLC	THE FRONTIER FUND

By:	By:

Name and Title	Name and Title

EQUINOX FUND MANAGEMENT, LLC

By:

Name and Title

EXHIBIT A

PRODUCTS

“Products” means:

•	Public commodity pools